Exhibit 7.04
EXECUTION VERSION
FIRST COMMITMENT INCREASE AMENDMENT TO CREDIT AGREEMENT
          This Amendment dated as of September 28, 2007 (this “Amendment”) is entered into by COX ENTERPRISES, INC., a Delaware corporation (the “Company”), the Persons identified on Schedule A hereto as the Increase Lenders (the “Increase Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement dated as of July 26, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders party thereto and the Administrative Agent.
          This Amendment is entered into pursuant to Section 2.01(d)(iii) of the Credit Agreement. The parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms which are defined in the Credit Agreement and not otherwise defined herein have the meanings given in the Credit Agreement.
          2. Commitment Increase. Effective on September 28, 2007, subject to satisfaction of the conditions of effectiveness of this Amendment set forth in Section 3 hereof on or prior to such date (such date, subject to satisfaction of such conditions, the “Effective Date”):
          (a) The Company confirms and agrees that (i) it has requested an increase in the aggregate Revolving Commitments in the amount of $500,000,000 from the Increase Lenders pursuant to and on the terms set forth in Section 2.01(d) of the Credit Agreement, effective on the Effective Date, (ii) the Company will cause the Effective Date to be the first day of an Interest Period for all Conventional Revolving Loans then outstanding, (iii) on the Effective Date the Company will borrow (and hereby requests funding of) Conventional Revolving Loans from the Increase Lenders in the amounts required by Section 2.01(d)(iv) of the Credit Agreement for application as therein set forth and (iv) prior to the Effective Date the Company will deliver to the Administrative Agent a timely Interest Election Request which will apply equally and ratably to all Conventional Revolving Loans outstanding on the Effective Date, including those funded on the Effective Date by the Increase Lenders.
          (b) Each Increase Lender agrees that (i) effective on and at all times after the Effective Date, in addition to all Revolving Commitments of such Lender (if any) outstanding prior to the Effective Date, such Increase Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of an additional Revolving Commitment in the amount set forth next to the name of such Increase Lender on Schedule A hereto and (ii) on the Effective Date such Increase Lender will fund Conventional Revolving Loans in the amount required by Section 2,01(d)(iv) of the Credit Agreement for application as therein set forth. On the Effective Date, each Increase Lender which was not a Lender prior to the Increase Effective Date will become a Lender for all purposes of the Credit Agreement.
          (c) Exhibit 2.01(a) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule B hereto, so as to reflect (i) the additional Revolving Commitment of each Increase Lender as set forth in Schedule A hereto and the pro rata share that such Revolving Commitment bears to the aggregate Revolving Commitments after giving effect to this Amendment, (ii) assignments recorded in the Register after the Closing Date and (iii) adjustment of the pro rata shares of the Lenders as necessary to reflect the addition of each such additional Revolving Commitment and its pro rata share and to give effect to such

EXECUTION VERSION
assignments. Each additional Revolving Commitment set forth in Schedule A hereto is hereby added to the Register.
          (d) The obligations of the Increase Lenders hereunder are in all respects several and not joint. No Increase Lender is or ever shall be in any respect responsible or liable for any obligation of any other Increase Lender.
          3. Effectiveness. This Amendment will become effective upon satisfaction of the following conditions precedent on or before September 28, 2007:
          (a) Execution and delivery of this Amendment by the Administrative Agent and receipt by the Administrative Agent of counterparts of this Amendment (or, in the case of Increase Lenders, photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original) executed and delivered by the Company and each Increase Lender.
          (b) Receipt by the Administrative Agent of (i) an executed opinion of counsel for the Company identified in and substantially in the form attached hereto as Exhibit A and (ii) an executed certificate of a financial officer of the Company substantially in the form attached hereto as Exhibit B, (iii) to the extent invoiced, payment of all reasonable legal expenses incurred by the Administrative Agent in connection with this Amendment or the increase in the Revolving Commitments reflected hereby and (iv) such other documentation as the Administrative Agent may reasonably request.
          4. Representation and Warranties. The Company represents and warrants that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by the Company in Article VI of the Credit Agreement are true in all material respects on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they are true in all material respects as of such earlier date and except that for this purpose only the date “December 31, 2005” in the last sentence of Section 6.02 of the Credit Agreement shall be changed to “December 31, 2006”, and (b) no Default or Event of Default has occurred and is continuing.
          5. Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein and does not constitute a waiver of any Default or Event of Default or a consent to any future action or event. As modified and amended hereby, the Credit Agreement remains in full force and effect.
          6. Miscellaneous. The provisions of Sections 13.01, 13.04, 13.06, 13.07(a), 13.08, 13.09, 13.10 13.12 and 13.13 shall apply with like effect to this Amendment.
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EXECUTION VERSION
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COX ENTERPRISES, INC.
By:	/s/ Susan W. Coker /s/
	Name:	Susan W. Coker
	Title:	Vice President & Treasurer

JP MORGAN CHASE BANK, N.A., as Administrative Agent and as an Increase Lender
By:	/s/ Ann B. Kerns /s/
	Name:	Ann B. Kerns
	Title:	Vice President

CITIBANK, N.A., as an Increase Lender
By:	/s/ Julio Ojea Quintana /s/
	Name:	Julio Ojea Quintana
	Title:	Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as an Increase Lender
By:	/s/ Mark L. Cook /s/
	Name:	Mark L. Cook
	Title:	Director

LEHMAN COMMERCIAL PAPER, INC, as an Increase Lender
By:	/s/ Janine M. Shugan /s/
	Name:	Janine M. Shugan
	Title:	Authorized Signatory

Signature Page to First Commitment Increase Amendment to Credit Agreement

EXECUTION VERSION

THE BANK OF TOKYO-MITSUBISHI UFJ. LTD., NEW YORK BRANCH, as an Increase Lender
By:	/s/ J. Carlos /s/
	Name:	J. Carlos
	Title:	Authorized Signatory

BARCLAYS BANK PLC, as an Increase Lender
By:	/s/ Nicholas A. Bell /s/
	Name:	Nicolas A. Bell
	Title:	Director

BANK OF AMERICA, N.A., as an Increase Lender
By:	/s/ Christopher T. Ray /s/
	Name:	Christopher T. Ray
	Title:	Vice President

THE BANK OF NOVA SCOTIA, as an Increase Lender
By:	/s/ Brenda S. Insull /s/
	Name:	Brenda S. Insull
	Title:	Authorized Signatory

CAYLON, NEW YORK BRANCH, as an Increase Lender
By:	/s/ John McCloskey /s/
	Name:	John McCloskey
	Title:	Managing Director

By:	/s/ Michael George /s/
	Name:	Michael George
	Title:	Managing Director

EXECUTION VERSION

DEUTSCHE BANK AG NEW YORK BRANCH, as an Increase Lender
By:	/s/ Andreas Neumeier /s/
	Name:	Andreas Neumeier
	Title:	Director

By:	/s/ Yvonne Tilden /s/
	Name:	Yvonne Tilden
	Title:	Director

MIZUHO CORPORATE BANK, LTD., as an Increase Lender
By:	/s/ Makoto Murata /s/
	Name:	Makoto Murata
	Title:	Deputy General Manager

THE ROYAL BANK OF SCOTLAND PLC, as an Increase Lender
By:	/s/ Andrew Wynn /s/
	Name:	Andrew Wynn
	Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as an Increase Lender
By:	/s/ Leo E. Pagarigan /s/
	Name:	Leo E. Pagarigan
	Title:	General Manager

SUNTRUST BANK, as an Increase Lender
By:	/s/ E. Matthew Schaaf IV /s/
	Name:	E. Matthew Schaaf IV
	Title:	Vice President

EXECUTION VERSION

THE BANK OF NEW YORK, as an Increase Lender
By:	/s/ Lily A. Dastur /s/
	Name:	Lily A. Dastur
	Title:	Vice President

BNP PARIBAS, as an Increase Lender
By:	/s/ Nuala Marley /s/
	Name:	Nuala Marley
	Title:	Managing Director

UBS LOAN FINANCE LLC, as an Increase Lender
By:	/s/ Mary E. Evans /s/
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa /s/
	Name:	Irja R. Otsa
	Title:	Associate Director

BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH, as an Increase Lender
By:	/s/ Matthew DeCarlo /s/
	Name:	Matthew DeCarlo
	Title:	Vice President

By:	/s/ Donna M. Quilty /s/
	Name:	Donna M. Quilty
	Title:	Vice President

EXECUTION VERSION

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as an Increase Lender
By:	/s/ Edward C.A. Forsberg, Jr. /s/
	Name:	Edward C.A. Forsberg Jr.
	Title:	SVP & Manager

By:	/s/ Nivedita Persaud /s/
	Name:	Nivedita Persaud
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as an Increase Lender
By:	/s/ Doreen Barr /s/
	Name:	Doreen Barr
	Title:	Vice President

By:	/s/ Morenikeji Ajayi /s/
	Name:	Morenikeji Ajayi
	Title:	Associate

MERRILL LYNCH BANK USA, as an Increase Lender
By:	/s/ Louis Alder /s/
	Name:	Louis Alder
	Title:	Director

MORGAN STANLEY BANK, as an Increase Lender
By:	/s/ Daniel Twenge /s/
	Name:	Daniel Twenge
	Title:	Authorized Signatory

EXECUTION VERSION

WILLIAM STREET COMMITMENT CORPORATION (RECOURSE ONLY TO THE ASSETS OF WILLIAM STREET COMMITMENT CORPORATION), as an Increase Lender
By:	/s/ Mark Walton /s/
	Name:	Mark Walton
	Title:	Assistant Vice President

COBANK ACB, as an Increase Lender
By:	/s/ Kevin Oliver /s/
	Name:	Kevin Oliver
	Title:	Assistant Vice President

COMERICA BANK, as an Increase Lender
By:	/s/ John M. Costa /s/
	Name:	John M. Costa
	Title:	First Vice President

E.SUN COMMERCIAL BANK, LTD, LOS ANGELES BRANCH, as an Increase Lender
By:	/s/ Benjamin Lin /s/
	Name:	Benjamin Lin
	Title:	EVP & General Manager

FIFTH THIRD BANK, as an Increase Lender
By:	/s/ Brian J. Blomeke /s/
	Name:	Brian J. Blomeke
	Title:	Vice President

EXECUTION VERSION

ING CAPITAL LLC, as an Increase Lender
By:	/s/ Loring Guessous /s/
	Name:	Loring Guessous
	Title:	Managing Director

LLOYDS TSB BANK, as an Increase Lender
By:	/s/ Mario Del Duca /s/
	Name:	Mario Del Duca
	Title:	Associate Director

By:	/s/ Carlos Lopez /s/
	Name:	Carlos Lopez
	Title:	Associate Director

NORTHERN TRUST, as an Increase Lender
By:	/s/ Jason Simon /s/
	Name:	Jason Simon
	Title:	Officer

REGIONS BANK, as an Increase Lender
By:	/s/ Stephen H. Lee /s/
	Name:	Stephen H. Lee
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as an Increase Lender
By:	/s/ Susan Kreutz /s/
	Name:	Susan Kreutz
	Title:	Assistant Vice President

EXECUTION VERSION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Increase Lender
By:	/s/ Alex Idichandy /s/
	Name:	Alex Idichandy
	Title:	Senior Vice President

FIRST HAWAIIAN BANK, as an Increase Lender
By:	/s/ Jeffrey N. Higashi /s/
	Name:	Jeffrey N. Higashi
	Title:	Vice President